Exhibit 99.5

Hamptons Luxury Homes DWD Project’s Economic Impact Study Completed

Proposed Northway Island Project To Bring $965 Million in Direct and Indirect Spending During Construction Phase with Creation of a Net Total of 12,051 new Jobs in Tri-County Region

Bridgehampton, NY., December 18, 2007 – Hamptons Luxury Homes (OTCBB:HLXH) whose wholly-owned subsidiary DWD Construction is the Owner’s Representative for the multi-million North Country Entertainment Complex planned for upstate New York, today announced that the economic impact analysis for this proposed resort project concludes that 12,051 new jobs in the tri-county region will be created during the six-year construction phase of the project.  In addition to the new jobs, some of which will last for the entire six-year period, some $965 million in direct and indirect spending is expected to be injected into the area’s economy during the construction phase of the project.  DWD Construction is a 10 percent owner of this project.

The economic impact analysis, a major step in moving forward with the Northway project, was conducted by Bridge Associates and is based on an expanded plan for a resort center to include the following:

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A Gaming Casino

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A 30,000 seat, ¾ mile motor sports oval, possibly enclosed to reduce noise to the community

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¼ mile Dragstrip

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A Golf Course

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A Water and Amusement park

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Hotels that would serve the resort

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An Equestrian Center

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An Amphitheater

DWD Construction noted that the resort center is an expansion of the original speedway plan.  According to the study, when completed and in operation, the revenues from the operation, as projected by Northway “are expected to generate $165 million in annual direct and indirect economic activity in the region.  This economic activity is expected to create a net total of 3,480 new jobs in the region on a continuing basis.”

Frank Dalene (President) of DWD Construction and Vice President of Hamptons Luxury Homes said:  “This project has evolved to encompass plans for a full-scale entertainment complex that will have the potential to be a destination resort for individuals from a 200-mile radius.  Although the study is based on the current plans and no approvals have been obtained, we anticipate that we will be submitting our application for a Planned Unit Development sometime in early 2008.”

Northway Island Associates has already secured the land needed to carry out the project and with the economic impact analysis completed, will continue to execute on Phase I of the approval process.

Hamptons Luxury Homes (www.hlxhomes.com) is a regional construction services company that builds and maintains custom homes, luxury vacation homes and ultra-luxury estate homes throughout the eastern end of Long Island, New York, with its principal offices located in Bridgehampton, New York.  The Company’s wholly owned subsidiary, Telemark Inc. is a nationally recognized and award winning ultra-luxury homebuilder.  The Company maintains an industry leading reputation for construction of luxury vacation homes from foundation to completion, with values ranging up to $50 million.  Hamptons Luxury Homes combines ultra-high quality materials with superb old-world craftsmanship to create the ultimate in luxury homes with outstanding aesthetic appeal.  Already a recognized and well-established entity in the exclusive environs of the Hamptons on Long Island, the Company intends to expand into similar luxury markets in the United States.  The Company's wholly-owned subsidiaries include:  Telemark Service and Maintenance, providing ongoing property management, maintenance and service; Bridgehampton Lumber Corp., supplying building material and an independent dealer of The Barden & Robeson Corporation; DWD Construction Services, which performs construction administration and advisory services in connection with the construction of homes and business development of major commercial projects; and East Coast Properties, Inc.  Telemark Inc. is a 50% member in Architectural Woodwork of the Hamptons, LLC, which manufactures and installs custom millwork, custom cabinetry, custom built-ins and furniture.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3B-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules.  All statements, other than statements of fact, included in this release, including without limitation, statements regarding the potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties.  There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Contact:

Beverly Jedynak

Martin E. Janis & Company, Inc.

312-943-1123

bjedynak@janispr.com

or

Jane Faast

Martin E. Janis & Company, Inc.

312-943-1100 ext. 116

jfaast@janispr.com

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